Testing the Waters Materials Related to Series #WOW2221

From the Rally App:

#WOW2221

WORLD OF WOMEN #2221 (NFT)

C.O.A.

FINANCIALS

Initial Offering Share Price	$7.00
Number of Shares	4,000
Initial Offering Market Cap.	$28,000
Storage Location	Rally MetaMask Institutional Wallet

#WOW2221 | $28K

COMPARABLE ASSET VALUE

ASSET VALUE

+320.4%

TRANSACTIONS

92

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.

Comparable Asset	Sale Date	Sale Price	Source/ Sale Venue
World of Women #3462	8/23/2021	$9,730.46	OpenSea.io Marketplace
World of Women #9447	8/23/2021	$5,157.14	OpenSea.io Marketplace
World of Women #4577	8/23/2021	$4,054.36	OpenSea.io Marketplace
World of Women #3039	8/23/2021	$3,892.18	OpenSea.io Marketplace
World of Women #1154	8/23/2021	$3,827.31	OpenSea.io Marketplace
World of Women #8442	8/24/2021	$8,301.02	OpenSea.io Marketplace
World of Women #2837	8/24/2021	$5,810.38	OpenSea.io Marketplace
World of Women #180	8/24/2021	$4,980.61	OpenSea.io Marketplace
World of Women #286	8/24/2021	$4,980.61	OpenSea.io Marketplace
World of Women #3378	8/24/2021	$4,482.55	OpenSea.io Marketplace

World of Women #306	8/24/2021	$3,835.07	OpenSea.io Marketplace
World of Women #1395	8/24/2021	$3,652.45	OpenSea.io Marketplace
World of Women #2383	8/25/2021	$7,944.16	OpenSea.io Marketplace
World of Women #138	8/25/2021	$6,355.33	OpenSea.io Marketplace
World of Women #7650	8/25/2021	$6,355.33	OpenSea.io Marketplace
World of Women #8412	8/25/2021	$5,529.14	OpenSea.io Marketplace
World of Women #168	8/25/2021	$5,402.03	OpenSea.io Marketplace
World of Women #8113	8/25/2021	$5,394.08	OpenSea.io Marketplace
World of Women #8120	8/25/2021	$4,766.50	OpenSea.io Marketplace
World of Women #8200	8/25/2021	$4,750.61	OpenSea.io Marketplace
World of Women #1815	8/25/2021	$4,734.72	OpenSea.io Marketplace
World of Women #306	8/25/2021	$4,607.61	OpenSea.io Marketplace
World of Women #8200	8/25/2021	$3,575.51	OpenSea.io Marketplace
World of Women #8113	8/25/2021	$3,562.16	OpenSea.io Marketplace
World of Women #9201	8/26/2021	$7,755.46	OpenSea.io Marketplace
World of Women #162	8/26/2021	$6,462.88	OpenSea.io Marketplace
World of Women #5329	8/26/2021	$6,301.31	OpenSea.io Marketplace
World of Women #9987	8/26/2021	$6,107.42	OpenSea.io Marketplace
World of Women #679	8/26/2021	$6,010.48	OpenSea.io Marketplace
World of Women #3593	8/27/2021	$10,399.50	OpenSea.io Marketplace
World of Women #3039	8/27/2021	$8,900.47	OpenSea.io Marketplace
World of Women #9106	8/27/2021	$8,650.63	OpenSea.io Marketplace
World of Women #742	8/27/2021	$8,588.17	OpenSea.io Marketplace
World of Women #2915	8/27/2021	$8,275.88	OpenSea.io Marketplace
World of Women #3119	8/27/2021	$7,963.58	OpenSea.io Marketplace
World of Women #6244	8/27/2021	$7,776.20	OpenSea.io Marketplace
World of Women #3119	8/27/2021	$6,245.94	OpenSea.io Marketplace
World of Women #8442	8/28/2021	$16,337.70	OpenSea.io Marketplace
World of Women #5965	8/28/2021	$16,337.70	OpenSea.io Marketplace
World of Women #5793	8/28/2021	$15,324.76	OpenSea.io Marketplace
World of Women #8529	8/28/2021	$13,070.16	OpenSea.io Marketplace
World of Women #7355	8/28/2021	$13,070.16	OpenSea.io Marketplace
World of Women #7410	8/28/2021	$13,070.16	OpenSea.io Marketplace
World of Women #5550	8/28/2021	$13,070.16	OpenSea.io Marketplace
World of Women #5633	8/28/2021	$12,743.40	OpenSea.io Marketplace
World of Women #6117	8/28/2021	$11,599.76	OpenSea.io Marketplace
World of Women #2158	8/28/2021	$11,436.39	OpenSea.io Marketplace
World of Women #7536	8/28/2021	$9,802.62	OpenSea.io Marketplace
World of Women #265	8/28/2021	$9,802.62	OpenSea.io Marketplace

World of Women #3887	8/28/2021	$9,769.94	OpenSea.io Marketplace
World of Women #7982	8/28/2021	$9,410.51	OpenSea.io Marketplace
World of Women #8726	8/28/2021	$9,312.49	OpenSea.io Marketplace
World of Women #8726	8/28/2021	$8,062.65	OpenSea.io Marketplace
World of Women #1723	8/29/2021	$16,227.15	OpenSea.io Marketplace
World of Women #4577	8/29/2021	$12,981.72	OpenSea.io Marketplace
World of Women #162	8/29/2021	$11,521.28	OpenSea.io Marketplace
World of Women #8330	8/29/2021	$11,002.01	OpenSea.io Marketplace
World of Women #8330	8/29/2021	$10,547.65	OpenSea.io Marketplace
World of Women #162	8/29/2021	$10,161.44	OpenSea.io Marketplace
World of Women #5982	8/30/2021	$41,387.30	OpenSea.io Marketplace
World of Women #5550	8/30/2021	$19,396.42	OpenSea.io Marketplace
World of Women #3924	8/30/2021	$12,933.53	OpenSea.io Marketplace
World of Women #8113	8/30/2021	$12,868.86	OpenSea.io Marketplace
World of Women #8200	8/30/2021	$10,928.84	OpenSea.io Marketplace
World of Women #6309	8/30/2021	$10,670.16	OpenSea.io Marketplace
World of Women #817	8/30/2021	$10,185.16	OpenSea.io Marketplace
World of Women #3720	8/31/2021	$24,892.05	OpenSea.io Marketplace
World of Women #1337	8/31/2021	$16,163.67	OpenSea.io Marketplace
World of Women #5609	8/31/2021	$14,224.03	OpenSea.io Marketplace
World of Women #2083	8/31/2021	$12,252.06	OpenSea.io Marketplace
World of Women #7536	8/31/2021	$10,344.75	OpenSea.io Marketplace
World of Women #6244	9/1/2021	$10,287.28	OpenSea.io Marketplace
World of Women #6181	9/1/2021	$9,840.01	OpenSea.io Marketplace
World of Women #7430	9/2/2021	$14,214.80	OpenSea.io Marketplace
World of Women #1154	9/2/2021	$9,438.63	OpenSea.io Marketplace
World of Women #9626	9/2/2021	$8,339.35	OpenSea.io Marketplace
World of Women #9075	9/3/2021	$17,069.85	OpenSea.io Marketplace
World of Women #162	9/3/2021	$14,755.94	OpenSea.io Marketplace
World of Women #6358	9/5/2021	$12,074.31	OpenSea.io Marketplace
World of Women #930	9/5/2021	$5,756.72	OpenSea.io Marketplace
World of Women #3039	9/6/2021	$9,678.16	OpenSea.io Marketplace
World of Women #6316	9/7/2021	$5,532.39	OpenSea.io Marketplace
World of Women #598	9/9/2021	$8,462.40	OpenSea.io Marketplace
World of Women #6316	9/9/2021	$7,084.99	OpenSea.io Marketplace
World of Women #930	9/9/2021	$6,723.76	OpenSea.io Marketplace
World of Women #3163	9/12/2021	$7,843.45	OpenSea.io Marketplace
World of Women #1113	9/13/2021	$5,126.76	OpenSea.io Marketplace
World of Women #4976	9/14/2021	$5,116.84	OpenSea.io Marketplace

World of Women #7738	9/15/2021	$5,377.64	OpenSea.io Marketplace
World of Women #930	9/15/2021	$5,250.91	OpenSea.io Marketplace
World of Women #286	9/15/2021	$5,131.03	OpenSea.io Marketplace
World of Women #930	9/15/2021	$4,521.33	OpenSea.io Marketplace
World of Women #286	9/15/2021	$4,469.95	OpenSea.io Marketplace
World of Women #8488	9/17/2021	$7,146.62	OpenSea.io Marketplace
World of Women #1815	9/18/2021	$6,551.38	OpenSea.io Marketplace
World of Women #9106	9/18/2021	$6,431.95	OpenSea.io Marketplace
World of Women #9106	9/18/2021	$4,879.41	OpenSea.io Marketplace
World of Women #8529	9/19/2021	$9,254.48	OpenSea.io Marketplace
World of Women #2354	9/20/2021	$6,671.77	OpenSea.io Marketplace
World of Women #2498	9/21/2021	$5,627.14	OpenSea.io Marketplace
World of Women #7807	9/24/2021	$6,950.39	OpenSea.io Marketplace
World of Women #5329	9/25/2021	$8,206.08	OpenSea.io Marketplace
World of Women #5609	9/26/2021	$14,440.16	OpenSea.io Marketplace
World of Women #5634	9/26/2021	$10,874.32	OpenSea.io Marketplace
World of Women #168	9/27/2021	$9,189.95	OpenSea.io Marketplace
World of Women #306	9/27/2021	$8,975.52	OpenSea.io Marketplace
World of Women #3135	9/27/2021	$7,811.46	OpenSea.io Marketplace
World of Women #7430	9/28/2021	$11,758.97	OpenSea.io Marketplace
World of Women #286	9/28/2021	$8,789.83	OpenSea.io Marketplace
World of Women #4121	9/29/2021	$11,195.94	OpenSea.io Marketplace
World of Women #3378	9/29/2021	$10,636.14	OpenSea.io Marketplace
World of Women #265	9/29/2021	$9,796.45	OpenSea.io Marketplace
World of Women #7849	9/29/2021	$9,236.65	OpenSea.io Marketplace
World of Women #8412	9/29/2021	$8,956.75	OpenSea.io Marketplace
World of Women #7849	9/29/2021	$7,511.98	OpenSea.io Marketplace
World of Women #9201	9/30/2021	$9,994.64	OpenSea.io Marketplace
World of Women #2354	9/30/2021	$9,277.88	OpenSea.io Marketplace
World of Women #7982	9/30/2021	$9,252.18	OpenSea.io Marketplace
World of Women #4121	10/2/2021	$16,492.48	OpenSea.io Marketplace
World of Women #8200	10/2/2021	$9,584.81	OpenSea.io Marketplace
World of Women #5633	10/2/2021	$7,439.80	OpenSea.io Marketplace
World of Women #2498	10/3/2021	$11,844.80	OpenSea.io Marketplace
World of Women #1815	10/3/2021	$9,672.68	OpenSea.io Marketplace
World of Women #3005	10/5/2021	$9,119.93	OpenSea.io Marketplace
World of Women #2354	10/6/2021	$9,504.92	OpenSea.io Marketplace
World of Women #8412	10/7/2021	$8,441.61	OpenSea.io Marketplace
World of Women #8726	10/8/2021	$6,506.80	OpenSea.io Marketplace

World of Women #5633	10/9/2021	$8,679.30	OpenSea.io Marketplace
World of Women #8726	10/9/2021	$7,437.37	OpenSea.io Marketplace
World of Women #5633	10/10/2021	$8,431.99	OpenSea.io Marketplace
World of Women #8726	10/12/2021	$9,375.28	OpenSea.io Marketplace
World of Women #4927	10/14/2021	$7,788.20	OpenSea.io Marketplace
World of Women #3378	10/14/2021	$7,571.87	OpenSea.io Marketplace
World of Women #4927	10/15/2021	$8,196.16	OpenSea.io Marketplace
World of Women #2383	10/19/2021	$9,381.55	OpenSea.io Marketplace
World of Women #3748	10/23/2021	$11,533.16	OpenSea.io Marketplace
World of Women #3249	10/23/2021	$11,134.09	OpenSea.io Marketplace
World of Women #8547	10/25/2021	$22,522.16	OpenSea.io Marketplace
World of Women #6345	10/31/2021	$19,460.74	OpenSea.io Marketplace
World of Women #3757	11/4/2021	$11,058.48	OpenSea.io Marketplace
World of Women #9582	11/4/2021	$6,128.24	OpenSea.io Marketplace
World of Women #7355	11/5/2021	$9,054.53	OpenSea.io Marketplace
World of Women #5954	11/10/2021	$9,958.37	OpenSea.io Marketplace
World of Women #5378	11/10/2021	$9,009.95	OpenSea.io Marketplace
World of Women #7807	11/11/2021	$8,308.34	OpenSea.io Marketplace
World of Women #3712	11/11/2021	$7,890.60	OpenSea.io Marketplace
World of Women #4490	11/15/2021	$37,177.05	OpenSea.io Marketplace
World of Women #6316	11/15/2021	$9,305.89	OpenSea.io Marketplace
World of Women #8189	11/15/2021	$8,794.07	OpenSea.io Marketplace
World of Women #6316	11/16/2021	$10,445.14	OpenSea.io Marketplace
World of Women #4950	11/17/2021	$25,035.78	OpenSea.io Marketplace
World of Women #679	11/17/2021	$10,565.95	OpenSea.io Marketplace
World of Women #5331	11/19/2021	$13,299.51	OpenSea.io Marketplace
World of Women #4594	11/23/2021	$31,168.08	OpenSea.io Marketplace
World of Women #9582	11/24/2021	$10,845.00	OpenSea.io Marketplace
World of Women #6904	11/26/2021	$11,289.61	OpenSea.io Marketplace
World of Women #2083	11/27/2021	$6,882.13	OpenSea.io Marketplace
World of Women #8412	12/1/2021	$8,254.08	OpenSea.io Marketplace
World of Women #8189	12/6/2021	$8,145.23	OpenSea.io Marketplace
World of Women #265	12/7/2021	$7,608.33	OpenSea.io Marketplace
World of Women #3462	12/8/2021	$10,172.94	OpenSea.io Marketplace
World of Women #6427	12/9/2021	$9,084.66	OpenSea.io Marketplace
World of Women #8488	12/14/2021	$9,078.95	OpenSea.io Marketplace
World of Women #9106	12/17/2021	$7,943.12	OpenSea.io Marketplace
World of Women #1022	12/17/2021	$6,791.37	OpenSea.io Marketplace
World of Women #5609	12/20/2021	$8,628.58	OpenSea.io Marketplace

World of Women #8814	12/20/2021	$7,857.68	OpenSea.io Marketplace
World of Women #7543	12/21/2021	$7,308.39	OpenSea.io Marketplace
World of Women #5609	12/22/2021	$11,625.26	OpenSea.io Marketplace
World of Women #8412	12/26/2021	$7,686.77	OpenSea.io Marketplace
World of Women #6427	12/26/2021	$7,563.45	OpenSea.io Marketplace
World of Women #1336	12/27/2021	$8,516.82	OpenSea.io Marketplace
World of Women #1022	12/27/2021	$8,109.31	OpenSea.io Marketplace
World of Women #26	12/28/2021	$7,645.15	OpenSea.io Marketplace
World of Women #7044	1/1/2022	$7,372.81	OpenSea.io Marketplace
World of Women #710	1/2/2022	$9,072.76	OpenSea.io Marketplace
World of Women #8270	1/2/2022	$8,808.14	OpenSea.io Marketplace
World of Women #8189	1/2/2022	$7,485.03	OpenSea.io Marketplace
World of Women #4492	1/3/2022	$9,396.72	OpenSea.io Marketplace
World of Women #6117	1/3/2022	$8,821.41	OpenSea.io Marketplace
World of Women #3593	1/5/2022	$15,027.84	OpenSea.io Marketplace
World of Women #5793	1/5/2022	$14,230.91	OpenSea.io Marketplace
World of Women #2158	1/5/2022	$11,384.72	OpenSea.io Marketplace
World of Women #3837	1/6/2022	$14,192.06	OpenSea.io Marketplace
World of Women #9450	1/6/2022	$12,627.02	OpenSea.io Marketplace
World of Women #7650	1/6/2022	$12,449.17	OpenSea.io Marketplace
World of Women #26	1/7/2022	$10,968.01	OpenSea.io Marketplace
World of Women #6610	1/8/2022	$32,017.95	OpenSea.io Marketplace
World of Women #1939	1/8/2022	$12,807.18	OpenSea.io Marketplace
World of Women #2354	1/8/2022	$12,448.58	OpenSea.io Marketplace
World of Women #8270	1/8/2022	$11,750.59	OpenSea.io Marketplace
World of Women #6630	1/8/2022	$11,206.28	OpenSea.io Marketplace
World of Women #6441	1/8/2022	$10,886.10	OpenSea.io Marketplace
World of Women #7656	1/8/2022	$10,886.10	OpenSea.io Marketplace
World of Women #286	1/8/2022	$10,245.74	OpenSea.io Marketplace
World of Women #8721	1/9/2022	$12,714.27	OpenSea.io Marketplace
World of Women #1939	1/11/2022	$16,020.12	OpenSea.io Marketplace
World of Women #679	1/11/2022	$7,523.90	OpenSea.io Marketplace
World of Women #9010	1/12/2022	$21,101.69	OpenSea.io Marketplace
World of Women #1897	1/12/2022	$19,478.48	OpenSea.io Marketplace
World of Women #8464	1/12/2022	$18,829.20	OpenSea.io Marketplace
World of Women #7738	1/12/2022	$17,855.28	OpenSea.io Marketplace
World of Women #6181	1/12/2022	$16,881.35	OpenSea.io Marketplace
World of Women #180	1/12/2022	$16,848.89	OpenSea.io Marketplace
World of Women #742	1/12/2022	$16,232.07	OpenSea.io Marketplace

World of Women #1723	1/12/2022	$16,199.60	OpenSea.io Marketplace
World of Women #9582	1/12/2022	$14,576.40	OpenSea.io Marketplace
World of Women #8200	1/12/2022	$14,056.97	OpenSea.io Marketplace
World of Women #8330	1/12/2022	$13,959.58	OpenSea.io Marketplace
World of Women #2915	1/12/2022	$13,634.94	OpenSea.io Marketplace
World of Women #710	1/12/2022	$13,634.94	OpenSea.io Marketplace
World of Women #7044	1/12/2022	$12,985.65	OpenSea.io Marketplace
World of Women #679	1/12/2022	$11,979.27	OpenSea.io Marketplace
World of Women #162	1/13/2022	$33,780.36	OpenSea.io Marketplace
World of Women #5965	1/13/2022	$32,091.34	OpenSea.io Marketplace
World of Women #7325	1/13/2022	$32,091.34	OpenSea.io Marketplace
World of Women #9010	1/13/2022	$30,334.76	OpenSea.io Marketplace
World of Women #8330	1/13/2022	$29,726.72	OpenSea.io Marketplace
World of Women #1311	1/14/2022	$58,621.66	OpenSea.io Marketplace
World of Women #544	1/14/2022	$35,824.35	OpenSea.io Marketplace
World of Women #7656	1/14/2022	$29,147.99	OpenSea.io Marketplace
World of Women #6181	1/14/2022	$28,008.13	OpenSea.io Marketplace
World of Women #8200	1/14/2022	$27,031.10	OpenSea.io Marketplace
World of Women #510	1/14/2022	$26,705.42	OpenSea.io Marketplace
World of Women #6316	1/14/2022	$26,477.45	OpenSea.io Marketplace
World of Women #7656	1/15/2022	$39,710.71	OpenSea.io Marketplace
World of Women #742	1/15/2022	$31,099.55	OpenSea.io Marketplace
World of Women #8534	1/15/2022	$29,642.28	OpenSea.io Marketplace
World of Women #3713	1/15/2022	$29,476.68	OpenSea.io Marketplace
World of Women #3730	1/16/2022	$35,977.46	OpenSea.io Marketplace
World of Women #7325	1/20/2022	$55,746.39	OpenSea.io Marketplace
World of Women #3720	1/20/2022	$46,424.35	OpenSea.io Marketplace
World of Women #817	1/20/2022	$24,745.20	OpenSea.io Marketplace
World of Women #817	1/23/2022	$19,860.87	OpenSea.io Marketplace
World of Women #7738	1/27/2022	$24,210.22	OpenSea.io Marketplace
World of Women #1154	1/29/2022	$25,256.00	OpenSea.io Marketplace
World of Women #3712	1/31/2022	$28,712.01	OpenSea.io Marketplace
World of Women #3713	1/31/2022	$25,814.70	OpenSea.io Marketplace
World of Women #8814	2/1/2022	$23,584.47	OpenSea.io Marketplace
World of Women #8814	2/1/2022	$21,244.84	OpenSea.io Marketplace

"World of Women NFTs Are Cracking Crypto's Boys-Club Image"

ROLLING STONE

January 2022

JOIN THE CONVERSATION ›

×

#WOW2221

WORLD OF WOMEN #2221 (NFT)

In the past year, NFTs have crossed into pop culture in a major way. Though as the world embraces new digital avatars like Bored Apes and Crypto Punks, a glaring lack of diversity has alienated millions. World of Women is an NFT collection created to rectify that issue and offer a community devoted to inclusion, charity, and the empowerment of women through a new type of NFT community. #WOW2221 is World of Women #2221. The WoW collection has seen a recent surge in sales volume, marking a new monthly record in January 2022 of ~$69.5M and a 1,100%+ MoM increase.

BROWSE ALL DETAILS ›

#WOW2221 | *Timeline*

Jul. 2021	All World of Women NFTs are minted for .007 ETH (~$225), selling out within a day. #WOW2221 is minted.
Jul. 2021	#WOW2221 sells for 0.08 Ethereum ($202.54) to ETH wallet AquaDreamer.
Aug. 2021	#WOW2221 sells for 0.5 Ethereum ($1,581.22) to ETH wallet screenboy.
Aug. 2021	#WOW2221 sells for 0.9249 Ethereum ($2,911.24) to ETH wallet FoxyBlue.
Oct. 2021	Reese Witherspoon changes her Twitter profile picture to show ownership of a World of Women NFT.

DESCRIPTION OF SERIES WORLD OF WOMEN 2221 NFT

Investment Overview

•Upon completion of the Series #WOW2221 Offering, Series #WOW2221 will purchase a Number 2221 World of Women NFT with Golden Bib Necklace for Series #WOW2221 (The “Series World of Women 2221 NFT” or the “Underlying Asset” with respect to Series #WOW2221, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The World of Women is a collection of 10,000 randomly generated NFTs described as “artworks of diverse and powerful women.” Each World of Women NFT is unique and grants its owner full ownership of underlying artwork and all its Intellectual Property.

•The Underlying Asset is a Number 2221 World of Women NFT with Dark Purple Background, Queen’s Dress Clothes, Green Straight Eyes, Black Mask Face Accessory, Finger Waves Hairstyle, Purple Lips Color, Slightly Open Mouth, Golden Bib Necklace, and Medium Olive Skin Tone.

Asset Description

Overview & Authentication

•World of Women NFTs are 10,000 randomly generated NFTs that are each composed of up to eleven traits, which are Background, Clothes, Earrings, Eyes, Face Accessories, Facial Features, Hairstyle, Lips Color, Mouth, Necklace, and Skin Tone.  189 trait combinations are possible.

•The artwork featured in World of Women NFTs was composed by Yam Karkai, an artist whose art focuses on bringing women into the spotlight. According to the World of Women website, “Her art combines vivid, harmonious colors with playful, delicate lines and a touch of fantasy. Her mission has always been to highlight and empower women by making them the center of her pieces.” Karkai created World of Women with her operations partner, Raphael Malavieille.

•On July 27, 2021, NFT Collectors were able to mint World of Women NFTs for a price of 0.07 ETH ($~225), not including transaction fees.  Up to 20 NFTs could be minted per transaction. According to CoinDesk, the mint sold out overnight. The World of Women team withheld 200 tokens for the purposes of future giveaways, marketing, and for members of the WoW team.

•Word of Women have described their team as follows: “From 4 friends sharing the same vision and coming together to launch WoW, to now a team of 9 united in our mission to create a beautiful, diverse, empowering collection and thriving community.”

•The World of Women website lists a timeline of sales milestones with each milestone triggering a community event for token holders such as shipping physical prints to token holder featuring their NFT artwork, charitable donations, and the launch and funding of the World of Women fund.

•World of Women sent out 100 signed framed physical prints to token owners. Only WoW NFT owners were eligible. The website explains: “Every 1000 primary sales, we will pick 10 random owners and ship them a print of their WoW NFT!”

•The World of Women website explains, “Each WoW NFT is a 800x800 PNG file available to all the right click save guys out there. But only by owning a WoW NFT, will you be able to unlock its super high resolution 4000x4000 version. You’ll then be free to print the art yourself, and use it for your derivative projects!”

•World of Women introduced DAWOW, “a first step into community governance that will involve WoW token holders in decisions that will help shape the future of World of Women.”

•In January 2022 Rolling Stone printed: “The NFT scene really is overwhelmingly, grossly male. It is starting to expand, though, thanks in large part to the World of Women (WoW) NFT collection.”

•An Alternate Reality Game (ARG) known as Galaxy of Women was announced in December 2021. The game ties into a new NFT collection from World of Women known as World of Women – Galaxy. This will be a less expensive NFT collection that will allow holders of an original World of Women NFT the opportunity to mint a new World of Women – Galaxy NFT for free.

•The World of Women collection was launched on July 27, 2021 and sold out overnight. Supporters include prominent NFT collectors Pranksy, YouTuber Logan Paul, and entrepreneur Gary Vaynerchuk.

•In mid-October 2021, Reese Witherspoon changed her Twitter profile picture to a blonde-haired, blue-skinned WoW avatar. By January 2022 Shonda Rhimes, Eva Longoria, and beauty influencer Huda Kattan had all purchased WoW NFTs and have used them in relation to their social media presence.

•In January 2021, World of Women partnered with Code Green, a climate charity that uses NFTs to raise climate change awareness, to curate a charitable NFT drop on the theme of Women and Climate. Artists will channel 70% of their proceeds to women-led solutions along the Great Green Wall, an initiative that is growing an 8000 km green corridor across Africa.

•Forbes Magazine states: “To date, this project, based on ‘diverse female avatars,’ has successfully produced over $40 million in revenue since its debut in July 2021, and it has gained overwhelming support from other celebrities such as Eva Longoria and Shonda Rhimes.”

•As of February 3rd, 2022, World of Women is the 23rd ranked of the top NFTs on OpenSea of all time, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, there has been nearly 50 thousand ETH (~$160 million) in total WoW sales volume since the project’s creation in July 2021.

•According to Crypto Slam, WoW had its highest sales volume month in January 2022 with over 22 thousand ETH ($69.5 million) in total sales. This represented a 1,103.6% month over month USD increase from December 2021.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is World of Women #2221.

•The Underlying Asset has the following nine properties: Dark Purple (Background), Queen’s Dress (Clothes), Green Straight (Eyes), Black Mask (Face Accessories), Finger Waves (Hairstyle), Purple (Lips Color), Slightly Open (Mouth), Golden Bib (Necklace), and Medium Olive (Skin Tone).

•The Underlying Asset was minted on July 28, 2021 by SnipeysBestBets.

•The Underlying Asset was sold on July 31, 2021 for 0.08 Ethereum ($202.54) to ETH wallet AquaDreamer. The Underlying Asset was sold on August 7, 2021 for 0.5 Ethereum ($1,581.22) to ETH wallet screenboy. The Underlying Asset was sold on August 16, 2021 for 0.9249 Ethereum ($2,911.24) to ETH wallet FoxyBlue.

•The Underlying Asset is ranked the 4607th rarest WoW in the collection by Rarity Tools with a Rarity Score of 95.41.

Notable Defects

•The Underlying Asset is consistent with the description provided by World of Women and proof of ownership stored on the Ethereum blockchain.

Details

Series World of Women 2221 NFT
Creator	Yam Karkai, Raphael Malavielle
NFT	World of Women
Number	2221
Property	Dark Purple (Background)
Property Rarity	9% Have This Trait

Property	Queens Dress (Clothes)
Property Rarity	4% Have This Trait
Property	Green Straight (Eyes)
Property Rarity	4% Have This Trait
Property	Black Mask (Face Accessories)
Property Rarity	4% Have This Trait
Property	Finger Waves (Hairstyle)
Property Rarity	4% Have This Trait
Property	Purple (Lips Color)
Property Rarity	20% Have This Trait
Property	Slightly Open (Mouth)
Property Rarity	17% Have This Trait
Property	Golden Bib (Necklace)
Property Rarity	3% Have This Trait
Property	Medium Olive (Skin Tone)
Property Rarity	10% Have This Trait
Rarity Score	95.41
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series World of Women 2221 NFT going forward.